. EXHIBIT 99.2
To assist investors in assessing 2Q22 results, the following disclosures have been made available in this 8-K filing:
–Identified items of $0.07 per share assuming dilution, as noted on page 1 of the news release
–A reconciliation of cash flow from operations and asset sales excluding working capital on page 1 of this exhibit and on page 7 of the news release

2Q22 INVESTOR RELATIONS DATA SUMMARY (PAGE 1 of 4)
Earnings (Loss), $M (unless noted)		2Q22	1Q22	4Q21	3Q21	2Q21
Upstream	United States	3,749	2,376	1,768	869	663
	Non-U.S.	7,622	2,112	4,317	3,082	2,522
	Total	11,371	4,488	6,085	3,951	3,185
Energy Products	United States	2,655	489	699	479	(278)
	Non-U.S.	2,617	(684)	203	50	(578)
	Total	5,273	(196)	901	529	(856)
Chemical Products	United States	625	770	774	1,121	1,149
	Non-U.S.	450	636	597	907	1,051
	Total	1,076	1,405	1,371	2,027	2,200
Specialty Products	United States	232	246	763	247	262
	Non-U.S.	185	230	353	592	487
	Total	417	476	1,116	839	750

Corporate and financing		(286)	(694)	(603)	(596)	(588)
Net income attributable to ExxonMobil (U.S. GAAP)		17,850	5,480	8,870	6,750	4,690
Earnings per common share (U.S. GAAP)		4.21	1.28	2.08	1.57	1.10
Earnings per common share - assuming dilution (U.S. GAAP)		4.21	1.28	2.08	1.57	1.10

Effective Income Tax Rate, %		31%	40%	28%	33%	30%

Capital and Exploration Expenditures, $M		2Q22	1Q22	4Q21	3Q21	2Q21
Upstream	United States	1,644	1,369	1,307	976	925
	Non-U.S.	1,983	2,510	2,934	1,863	1,892
	Total	3,627	3,879	4,241	2,839	2,817
Energy Products	United States	300	392	331	194	188
	Non-U.S.	206	174	344	240	241
	Total	506	566	675	434	429
Chemical Products	United States	250	231	300	383	310
	Non-U.S.	169	205	380	151	202
	Total	419	436	680	534	512
Specialty Products	United States	14	5	167	7	8
	Non-U.S.	42	18	44	36	36
	Total	56	23	211	43	44

Other		1	—	1	1	1
Total Capital and Exploration Expenditures		4,609	4,904	5,808	3,851	3,803
Exploration expenses, including dry holes		286	173	524	190	176

Cash Capital Expenditures, $M		2Q22	1Q22	4Q21	3Q21	2Q21
Additions to property, plant and equipment		3,837	3,911	4,089	2,840	2,747
Net investments and advances		166	327	622	232	219
Total Cash Capital Expenditures		4,003	4,238	4,711	3,072	2,966

Total Cash and Cash Equivalents, $G		18.9	11.1	6.8	4.8	3.5

Total Debt, $G		46.9	47.5	47.7	56.6	60.6

Cash Flow from Operations and Asset Sales, $M		2Q22	1Q22	4Q21	3Q21	2Q21
Net cash provided by operating activities		19,963	14,788	17,124	12,091	9,650
Proceeds associated with asset sales		939	293	2,601	18	250
Cash flow from operations and asset sales		20,902	15,081	19,725	12,109	9,900
Changes in operational working capital		2,747	(1,086)	(1,930)	(659)	380
Cash flow from operations and asset sales excluding working capital		23,649	13,995	17,795	11,450	10,280

Common Shares Outstanding, millions		2Q22	1Q22	4Q21	3Q21	2Q21
At quarter end		4,168	4,213	4,239	4,234	4,234
Average - assuming dilution		4,233	4,266	4,275	4,276	4,276

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2Q22 INVESTOR RELATIONS DATA SUMMARY (PAGE 2 of 4)
Upstream Volumes	2Q22	1Q22	4Q21	3Q21	2Q21
Liquids production (kbd) ¹
United States	777	753	770	758	687
Canada / Other Americas	556	474	571	569	529
Europe	4	4	17	21	16
Africa	224	257	235	248	254
Asia	691	738	752	668	669
Australia / Oceania	46	40	40	49	45
Total liquids production	2,298	2,266	2,385	2,313	2,200
¹ Net production of crude oil, natural gas liquids, bitumen and synthetic oil, kbd

Natural gas production (mcfd)
United States	2,699	2,777	2,713	2,701	2,804
Canada / Other Americas	180	182	189	184	189
Europe	825	770	844	343	654
Africa	67	58	48	53	46
Asia	3,320	3,340	3,468	3,365	3,433
Australia / Oceania	1,515	1,325	1,322	1,464	1,168
Total natural gas production available for sale	8,606	8,452	8,584	8,110	8,294

Total worldwide liquids and gas production, koebd ²	3,732	3,675	3,816	3,665	3,582
² Natural gas is converted to an oil-equivalent basis at six million cubic feet per one thousand barrels.

Manufacturing Throughput and Sales	2Q22	1Q22	4Q21	3Q21	2Q21
Refinery throughput, kbd
United States	1,686	1,685	1,740	1,684	1,532
Canada	413	399	416	404	332
Europe	1,164	1,193	1,246	1,215	1,223
Asia Pacific	532	537	546	585	607
Other Non-U.S.	193	169	170	163	164
Total refinery throughput	3,988	3,983	4,118	4,051	3,858

Energy Products sales, kbd
United States	2,452	2,262	2,396	2,361	2,230
Non-U.S.	2,858	2,849	2,976	2,941	2,776
Total Energy Products sales	5,310	5,111	5,373	5,302	5,006

Gasolines, naphthas	2,208	2,114	2,325	2,191	2,117
Heating oils, kerosene, diesel	1,755	1,722	1,804	1,796	1,704
Aviation fuels	350	289	267	228	201
Heavy fuels	228	249	265	276	275
Other energy products	769	737	712	811	709
Total Energy Products sales	5,310	5,111	5,373	5,302	5,006

Chemical Products sales, kt
United States	1,998	2,032	1,807	1,807	1,782
Non-U.S.	2,812	2,986	3,026	3,007	2,949
Total Chemical Products sales	4,811	5,018	4,833	4,814	4,731

Specialty Products sales, kt
United States	590	522	467	471	495
Non-U.S.	1,511	1,484	1,368	1,424	1,447
Total Specialty Products sales	2,100	2,006	1,835	1,896	1,942

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2Q22 INVESTOR RELATIONS DATA SUMMARY (PAGE 3 of 4)
Earnings Factor Analysis, $M	2Q22 vs. 2Q21	2Q22 vs. 1Q22	2022 vs. 2021 (YTD)
Upstream
Prior Period	3,185	4,488	5,739
Realization	7,900	3,000	13,830
Volume / Mix	440	570	(380)
Expenses	(210)	(190)	(290)
Identified Items	300	3,550	(2,960)
Other	(240)	(50)	(80)
Current Period	11,371	11,371	15,859
Energy Products
Prior Period	(856)	(196)	(1,777)
Margin	5,770	6,000	5,960
Volume / Mix	280	(400)	580
Expenses	(30)	(110)	(40)
Other	110	(20)	350
Current Period	5,273	5,273	5,077
Chemical Products
Prior Period	2,200	1,405	3,591
Margin	(960)	(90)	(910)
Volume / Mix	40	(90)	130
Expenses	(70)	(80)	(180)
Other	(130)	(70)	(150)
Current Period	1,076	1,076	2,481
Specialty Products
Prior Period	750	476	1,304
Margin	(210)	30	(360)
Volume / Mix	(90)	(10)	(60)
Expenses	10	(20)	—
Other	(40)	(60)	10
Current Period	417	417	893

Upstream Volume Factor Analysis, koebd	2Q22 vs. 2Q21	2Q22 vs. 1Q22	2022 vs. 2021 (YTD)
Prior Period	3,582	3,675	3,684
Downtime / Maintenance	(3)	(1)	(17)
Growth / Decline	123	104	81
Entitlements / Divestments	(112)	(53)	(123)
Government Mandates	90	(26)	101
Demand / Other	52	33	(22)
Current Period	3,732	3,732	3,704

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2Q22 INVESTOR RELATIONS DATA SUMMARY (PAGE 4 of 4)
Average Realization Data	2Q22	1Q22	4Q21	3Q21	2Q21
United States
ExxonMobil
Crude ($/b)	107.78	93.51	73.62	67.62	63.29
Natural Gas ($/kcf)	6.49	4.80	4.96	3.33	2.78

Benchmarks
WTI ($/b)	108.66	94.49	77.34	70.58	66.09
ANS-WC ($/b)	112.11	95.43	79.75	72.70	68.51
Henry Hub ($/mbtu)	7.17	4.96	5.84	4.02	2.83

Non-U.S.
ExxonMobil
Crude ($/b)	103.15	89.71	69.97	64.89	60.52
Natural Gas ($/kcf)	19.68	16.42	14.32	9.03	6.76
European NG ($/kcf)	27.90	24.10	18.95	10.81	6.76

Benchmarks
Brent ($/b)	113.78	101.41	79.73	73.47	68.83

The above numbers reflect ExxonMobil’s current estimate of volumes and realizations given data available as of the end of the second quarter of 2022. Volumes and realizations may be adjusted when full statements on joint venture operations are received from outside operators. ExxonMobil management assumes no duty to update these estimates.

Sources and Uses of Funds, $M	2Q22
Beginning Cash	11,074
Earnings	17,850
Depreciation	4,451
Working Capital / Other	(2,338)
Proceeds Associated with Asset Sales	939
PP&E Adds / Investments and Advances ¹	(4,003)
Shareholder Distributions	(7,646)
Debt / Other Financing	(1,466)
Ending Cash	18,861
¹ PP&E Adds / Investments and Advances includes PP&E adds of ($3.8B) and net advances of ($0.2B).

Throughout this press release, both Exhibit 99.1 as well as Exhibit 99.2, due to rounding, numbers presented may not add up precisely to the totals indicated.